Exhibit 5.1

Baker & McKenzie LLP 815 Connecticut Avenue, N.W. Washington, DC 20006-4078 United States Tel: +1 202 452 7000 Fax: +1 202 452 7074 www.bakermckenzie.com

Asia Pacific

Bangkok

Beijing

Hanoi

Ho Chi Minh City

Hong Kong

Jakarta

Kuala Lumpur

Manila

Melbourne

Shanghai

Singapore

Sydney

Taipei

Tokyo

Europe & Middle East

Almaty

Amsterdam

Antwerp

Bahrain

Baku

Barcelona

Berlin

Bologna

Brussels

Budapest

Cairo

Düsseldorf

Frankfurt / Main

Geneva

Kyiv

London

Madrid

Milan

Moscow

Munich

Paris

Prague

Riyadh

Rome

St. Petersburg

Stockholm

Vienna

Warsaw

Zurich

North & South America

Bogotá

Brasilia

Buenos Aires

Calgary

Caracas

Chicago

Chihuahua

Dallas

Guadalajara

Houston

Juarez

Mexico City

Miami

Monterrey

New York

Palo Alto

Porto Alegre

Rio de Janeiro

San Diego

San Francisco

Santiago

Sao Paulo

Tijuana

Toronto

Valencia

Washington, DC

November 21, 2014

Sotherly Hotels Inc.

Sotherly Hotels LP

410 W. Francis Street

Williamsburg, Virginia 23185

RE:  Offering of 7.00% Senior Unsecured Notes

Ladies and Gentlemen:

We have acted as counsel for Sotherly Hotels LP, a Delaware limited partnership (the “Operating Partnership”), and its sole general partner, Sotherly Hotels Inc., a Maryland corporation (the “Company”), in connection with the issuance and sale by the Operating Partnership of its 7.00% Senior Notes due 2019 (the “Notes”), in the aggregate principal amount of $25,300,000, which notes are fully and unconditionally guaranteed by the Company (the “Note Guarantee” and, collectively with the Notes, the “Securities”)). The Notes and the accompanying Note Guarantee are the subject of a prospectus (the “Prospectus”) included as part of a registration statement on Form S-3 (File Nos. 333-199256 and 333-199256-01), jointly filed on behalf of the Company and the Operating Partnership with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on October 10, 2014 and declared effective by the SEC on November 7, 2014 (the “Registration Statement”), as supplemented by a preliminary prospectus supplement filed on November 12, 2014 pursuant to Rule 424(b)(5) under the Securities Act (the “Prospectus Supplement”) and a final prospectus supplement filed on November 20, 2014 pursuant to Rule 424(b)(5) (the “Final Prospectus”).

The Notes and Note Guarantee are to be (A) issued pursuant to an Indenture (the “Base Indenture”), dated as of November 21, 2014, between the Operating Partnership, the Company and Wilmington Trust, National Associate, as trustee (the “Trustee”), as amended and supplemented by the First Supplemental Indenture (together with the Base Indenture, the “Indenture”), dated as of November 21, 2014, between the Operating Partnership, the Company and the Trustee and (B) sold pursuant to an underwriting agreement dated as of November 18, 2014 (the “Underwriting Agreement”) among the Operating Partnership, the Company and Sandler O’Neill & Partners, L.P., as representative of the several underwriters named therein (the “Underwriters”). Unless otherwise defined herein, each capitalized term used herein that is defined in the Underwriting Agreement has the meaning given such term in the Underwriting Agreement.

In reaching the opinions set forth herein, we have reviewed copies of the Underwriting Agreement, the Registration Statement, including the exhibits thereto, and the Prospectus

Baker & McKenzie LLP is a member of Baker & McKenzie International, a Swiss Verein.

Supplement, the Final Prospectus and we have examined the originals, or photostatic or certified copies, of the minutes of the meetings and written resolutions of the Board of Directors of the Company and the sole general partner of the Operating Partnership as provided to us, the Articles of Amendment and Restatement and by-laws of the Company, the Agreement of Limited Partnership of the Operating Partnership, each as restated and/or amended to date, and of such other agreements, certificates of public officials and officers of the Company, records, documents and matters of law that we have deemed relevant and necessary as the basis of the opinions set forth below. In such review, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies and the authenticity of the originals of such copies.

As to any facts material to our opinion, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company and the Operating Partnership.

In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct, (ii) all signatures on all documents examined by us are genuine, (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents, (iv) each natural person signing any document reviewed by us had the legal capacity to do so, (v) each person signing in a representative capacity (other than on behalf of the Company or the Operating Partnership) any document reviewed by us had authority to sign in such capacity, (vi) the Notes and accompanying Note Guarantee will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the Prospectus.

Based on the foregoing, we are of the opinion that the Securities have been duly and validly authorized, and when the Securities have been issued in accordance with the terms of the Indenture, the Securities will constitute valid and binding obligations of the Operating Partnership and the Company, as applicable, enforceable against the Operating Partnership and the Company, as applicable, in accordance with their terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, liquidation, moratorium, and other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

We express no opinions concerning (i) the validity or enforceability of any provisions contained in the Indentures that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law or (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

The foregoing opinions are limited in all respects to the Delaware Revised Uniform Limited Partnership Act and the corporate law of the State of Maryland and the law of the State of New York, in each case, that, in our experience, are normally applicable to transactions of the type contemplated by the Final Prospectus and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws, and we do not express any opinions as to the laws of any other jurisdiction.

This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. We hereby consent to the use of our opinion as herein set forth as exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part of the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder or Item 509 of Regulation S-K.

Very truly yours,

/s/ Baker & McKenzie LLP

BAKER & McKENZIE LLP